FLOWSTONE OPPORTUNITY FUND SC TO-I

EXHIBIT (a)(1)(iv)

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

 EXHIBIT (a)(1)(iv)

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS YOU
SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

FLOWSTONE OPPORTUNITY FUND

Tendered Pursuant to the Offer to Purchase Dated March 4, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED
BY UMB FUND SERVICES, INC. BY,
11:59 P.M., EASTERN TIME, ON MARCH 31, 2026
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Flowstone Opportunity Fund
c/o UMB Fund Services, Inc.
235 W. Galena Street Milwaukee, WI 53212
Attention: Tender Offer Administrator

Phone: (888) 799-0799
Fax: (816) 860-3140

Email: autoaiprocessing@umb.com

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in FlowStone Opportunity Fund (the “Fund”), or the tender of a portion of such interests, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[ ]	All of the undersigned’s shares of beneficial interest.

[ ]	A portion of the undersigned’s shares of beneficial interest expressed as a number of shares.

$_______________________(number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interests in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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